Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Strong volume growth, margin improvement and cash flow generation
4Q20 Sales of $340 million, up 4% versus prior year
4Q20 EPS of $0.94, up $1.02 versus the prior year
4Q20 Cash Flow from Operations of $48 million, up $28 million versus prior year

Parsippany, N.J., February 19, 2021 - AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending December 31, 2020. The Company generated improved results across a number of measures in the quarter and for the full year including sales volume, income and cash flow, while mitigating the ongoing impacts of COVID-19.
“Our strong fourth quarter and full year results demonstrate our team's resilience, perseverance and strength of execution. For the full year, we expanded margins, generated higher earnings and cash flow, and reduced leverage levels as we navigated the challenging macro environment," said Erin Kane, president and CEO of AdvanSix. "Sales volume grew compared to the prior year reflecting the strength of our business model, low-cost position and diversity of our product portfolio. In 2020, we proactively drove approximately $26 million of productivity and cost savings to mitigate the impact of COVID on our business while continuing to invest for future growth in differentiated products and high-return capital projects."
Fourth Quarter 2020 Results
•Sales up 4.2% versus prior year, as 7.9% higher volume and 0.7% favorable impact of market-based pricing were partially offset by 4.4% lower raw material pass-through pricing
•Net Income of $26.8 million, an increase of $28.9 million versus the prior year
•EBITDA of $48.5 million, an increase of $35.8 million versus the prior year
•Cash Flow from Operations of $47.8 million, an increase of $27.9 million versus the prior year
•Capital Expenditures of $15.4 million, a decrease of $28.6 million versus the prior year
•Free Cash Flow of $32.4 million, an increase of $56.5 million versus the prior year

Summary fourth quarter 2020 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2020	4Q 2019
Sales	$340,272	$326,650
Net Income (Loss)	26,764	(2,094)
Diluted Earnings (Loss) Per Share	$0.94	($0.08)
EBITDA (1)	48,499	12,749
EBITDA Margin % (1)	14.3%	3.9%
Cash Flow from Operations	47,761	19,849
Free Cash Flow (1)(2)	32,406	(24,087)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $340.3 million in the quarter increased approximately 4.2% versus the prior year. Sales volume in the quarter increased approximately 7.9% versus the prior year primarily due to higher production output and improved end market demand overall. Raw material pass-through pricing was unfavorable by approximately 4.4% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by approximately 0.7% compared to the prior year reflecting continued strength in chemical intermediates, particularly acetone, partially offset by our nylon and caprolactam product lines.

Sales by product line represented the following approximate percentage of our total sales:

	4Q 2020	4Q 2019	FY 2020	FY 2019
Nylon	23%	25%	24%	27%
Caprolactam	19%	21%	19%	22%
Chemical Intermediates	35%	31%	32%	28%
Ammonium Sulfate	23%	23%	25%	23%

EBITDA of $48.5 million in the quarter increased $35.8 million versus the prior year primarily due to the net favorable year-over-year impact of planned plant turnarounds (approximately $23 million), higher market-based pricing, productivity and volume, and the net favorable impact of logistics productivity and our realigned cumene supply chain following the 2019 shutdown of cumene supplier Philadelphia Energy Solutions (PES).

Earnings per share of $0.94 increased $1.02 versus the prior year driven by the factors discussed above as well as a lower effective tax rate in the quarter versus the prior year primarily driven by an approximately $3.8 million energy tax credit associated with our natural gas boilers investment.

Cash flow from operations of $47.8 million in the quarter increased $27.9 million versus the prior year primarily due to higher net income. Capital expenditures of $15.4 million in the quarter decreased $28.6 million versus the prior year following the completion of several large 2019 high-return growth and cost savings investments. The expected approximately $12 million cash tax refund related to the CARES Act remains outstanding and is now anticipated to be received in the first half of 2021.

Full Year 2020 Results
•Sales down 10.8% versus prior year, including 6.9% lower raw material pass-through pricing and 4.5% unfavorable impact of market-based pricing, partially offset by 0.6% higher volume
•Net Income of $46.1 million, an increase of $4.7 million versus the prior year
•EBITDA of $123.7 million, an increase of $8.0 million versus the prior year
•EBITDA Margin of 10.7%, up 180 bps versus the prior year
•Cash Flow from Operations of $111.8 million, a decrease of $8.5 million versus the prior year
•Capital Expenditures of $82.9 million, a decrease of $67.4 million versus the prior year
•Free Cash Flow of $28.9 million, an increase of $58.9 million versus the prior year

Summary full year 2020 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2020	FY 2019
Sales	$1,157,917	$1,297,393
Net Income	46,077	41,347
Diluted Earnings Per Share	$1.64	$1.43
EBITDA (1)	123,657	115,628
EBITDA Margin % (1)	10.7%	8.9%
Cash Flow from Operations	111,847	120,385
Free Cash Flow (1)(2)	28,929	(29,937)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Outlook
•Expect near-term improvement in nylon demand while navigating COVID environment
•Expect increased ammonium sulfate fertilizer demand through 2021 planting season supported by improvement in agricultural industry fundamentals
•Expect favorable acetone industry supply and demand balance to continue
•Continue to expect Capital Expenditures to be $80 to $90 million in 2021
•Continue to expect pre-tax income impact of planned plant turnarounds to be $25 to $30 million in 2021
•Expect to receive approximately $12 million cash tax refund in the first half of 2021 related to CARES Act

"We are targeting a record year of production output in 2021 supporting higher earnings and robust cash flow while making continued progress on our sustainability initiatives. Our strategic priorities remain consistent as we support continued operational excellence and improving through-cycle profitability, enhancing our portfolio resiliency through differentiated product growth and mix optimization, and being strong and disciplined stewards of capital. We are gaining momentum and remain confident that AdvanSix is well positioned to deliver attractive long-term shareholder value,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2020 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 19 until 12 noon ET on February 26 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10151025.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the vertically integrated value chain of our three U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic; the scope and duration of the pandemic and pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics including the COVID-19 pandemic; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,606	$7,050
Accounts and other receivables – net	123,554	104,613
Inventories – net	180,085	171,710
Taxes receivable	12,289	2,047
Other current assets	6,969	5,117
Total current assets	333,503	290,537

Property, plant and equipment – net	765,469	755,881
Operating lease right-of-use assets	114,484	135,985
Goodwill	15,005	15,005
Other assets	34,946	38,561
Total assets	$1,263,407	$1,235,969

LIABILITIES
Current liabilities:
Accounts payable	$190,227	$205,911
Accrued liabilities	41,152	28,114
Operating lease liabilities – short-term	29,279	38,005
Deferred income and customer advances	26,379	19,696
Total current liabilities	287,037	291,726

Deferred income taxes	125,575	110,071
Operating lease liabilities – long-term	85,605	98,347
Line of credit – long-term	275,000	297,000
Postretirement benefit obligations	39,168	32,410
Other liabilities	6,899	5,537
Total liabilities	819,284	835,091

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,627,139 shares issued and 28,033,227 outstanding at December 31, 2020; 31,423,898 shares issued and 27,914,777 outstanding at December 31, 2019	316	314
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2020 and 2019	—	—
Treasury stock at par (3,593,912 shares at December 31, 2020; 3,509,121 shares at December 31, 2019)	(36)	(35)
Additional paid-in capital	184,732	180,884
Retained earnings	275,243	229,166
Accumulated other comprehensive loss	(16,132)	(9,451)
Total stockholders' equity	444,123	400,878
Total liabilities and stockholders' equity	$1,263,407	$1,235,969

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Sales	$340,272	$326,650	$1,157,917	$1,297,393

Costs, expenses and other:
Costs of goods sold	287,664	311,790	1,024,169	1,161,921
Selling, general and administrative expenses	20,042	16,692	70,870	75,375
Interest expense, net	1,965	1,727	7,792	5,454
Other non-operating expense (income), net	(162)	151	53	1,295
Total costs, expenses and other	309,509	330,360	1,102,884	1,244,045

Income (loss) before taxes	30,763	(3,710)	55,033	53,348
Income tax expense (benefit)	3,999	(1,616)	8,956	12,001
Net income (loss)	$26,764	$(2,094)	$46,077	$41,347

Earnings (loss) per common share
Basic	$0.95	$(0.08)	$1.64	$1.47
Diluted	$0.94	$(0.08)	$1.64	$1.43

Weighted average common shares outstanding
Basic	28,081,709	27,913,171	28,048,726	28,122,288
Diluted	28,349,870	27,913,171	28,157,062	28,898,836

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$26,764	$(2,094)	$46,077	$41,347
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	15,771	14,732	60,832	56,826
Loss on disposal of assets	553	223	696	5,190
Deferred income taxes	5,716	(707)	17,611	8,442
Stock based compensation	1,399	774	4,902	8,349
Accretion of deferred financing fees	141	107	553	427
Restructuring charges	—	(1,603)	—	11,020
Changes in assets and liabilities:
Accounts and other receivables	(26,435)	3,213	(18,990)	54,383
Inventories	(6,212)	(8,828)	(8,375)	(35,567)
Taxes receivable	1,518	(673)	(10,242)	(707)
Accounts payable	8,602	(7,489)	(1,337)	(20,333)
Accrued liabilities	6,116	(91)	13,892	(4,561)
Deferred income and customer advances	21,976	17,748	8,456	(2,860)
Other assets and liabilities	(8,148)	4,537	(2,228)	(1,571)
Net cash provided by operating activities	47,761	19,849	111,847	120,385

Cash flows from investing activities:
Expenditures for property, plant and equipment	(15,355)	(43,936)	(82,918)	(150,322)
Other investing activities	(287)	(600)	(1,185)	(2,803)
Net cash used for investing activities	(15,642)	(44,536)	(84,103)	(153,125)

Cash flows from financing activities:
Borrowings from line of credit	95,500	102,500	364,000	419,250
Payments of line of credit	(133,500)	(71,500)	(386,000)	(322,250)
Payment of line of credit facility fees	—	—	(425)	—
Principal payments of finance leases	(176)	(183)	(710)	(4,839)
Purchase of treasury stock	(23)	(9,129)	(1,055)	(62,196)
Issuance of common stock	—	1	2	17
Net cash provided by (used for) financing activities	(38,199)	21,689	(24,188)	29,982

Net change in cash and cash equivalents	(6,080)	(2,998)	3,556	(2,758)
Cash and cash equivalents at beginning of period	16,686	10,048	7,050	9,808
Cash and cash equivalents at the end of period	$10,606	$7,050	$10,606	$7,050

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$6,178	$21,594

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$47,761	$19,849	$111,847	$120,385
Expenditures for property, plant and equipment	(15,355)	(43,936)	(82,918)	(150,322)
Free cash flow (1)	$32,406	$(24,087)	$28,929	$(29,937)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$26,764	$(2,094)	$46,077	$41,347
Interest expense, net	1,965	1,727	7,792	5,454
Income tax expense (benefit)	3,999	(1,616)	8,956	12,001
Depreciation and amortization	15,771	14,732	60,832	56,826
EBITDA (2)	$48,499	$12,749	$123,657	$115,628
One-time Pottsville restructuring charges (3)	—	(1,603)	—	11,020
EBITDA excluding one-time Pottsville restructuring charges	$48,499	$11,146	$123,657	$126,648

Sales	$340,272	$326,650	$1,157,917	$1,297,393

EBITDA margin (4)	14.3%	3.9%	10.7%	8.9%

EBITDA margin excluding one-time Pottsville restructuring charges	14.3%	3.4%	10.7%	9.8%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) One-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021E	—	$11-$13	—	$14-$17	$25-$30

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.